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                                                                    EXHIBIT 15.1





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Nabors Industries, Inc. and Subsidiaries Registration Statement of Form S-8,
    Form S-3 and Form S-4.

We are aware that our report dated October 24, 2000 on our review of the interim condensed consolidated financial information of Nabors Industries, Inc. and Subsidiaries for the three months and nine months ended September 30, 2000 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (Registration Numbers 333-92483, 333-91829, 333-91743, 333-87069, 333-86289, 333-76077, 333-45446 and 333-11313), on Form
S-3 (Registration Numbers 333-81137 and 333-44532) and on Form S-4 (Registration Numbers 333-84781 and 333-72397). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meanings of Section 7 and 11 of the Act.


                                                      PricewaterhouseCoopers LLP

November 14, 2000
Houston, Texas